EXHIBIT 10.12

SIGNPATH PHARMA, INC.

Private Placement of Units

PLACEMENT AGENCY AGREEMENT

Dated as of May 28, 2008

Meyers Associates L.P.
45 Broadway, 2nd Floor
New York, New York 10006
Attn: President

Ladies and Gentlemen:

SignPath Pharma, Inc., a Delaware corporation (the “Company”) proposes to offer for sale (the “Offering”) in a private offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Regulation D promulgated thereunder, an aggregate of up to $4,000,000 of units of its securities (“Units”) (plus $2,000,000 of additional Units to cover oversubscriptions).  Each Unit consists of one share of Series A Preferred Stock (the “Preferred Shares”) and one Common Stock Purchase Warrant (the “Warrants”). Each Warrant will entitle the holder thereof to purchase 1,177 shares of the Company’s Common Stock. The Units, Preferred Shares and Warrants are sometimes referred to herein as the “Securities.” The Offering is being conducted on a “best efforts all or none” basis with respect to minimum gross proceeds of $1,500,000 (the “Minimum Offering”), and on a “best efforts” basis as to the remaining $2,500,000 of the maximum $4,000,000 gross proceeds (or $6,000,000 in the event the Offering is increased by the parties; in either event, the “Maximum Offering”). Offers and sales of the Securities shall be solely to Accredited Investors (as defined in Regulation D). This agreement shall confirm our agreement concerning Meyers Associates L.P. acting as our exclusive placement agent (the “Placement Agent” or “Meyers”) in connection with the offer and sale of the Securities.

1.	Appointment of Placement Agent.

On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints Meyers Associates L.P. as its Placement Agent and grants to it the exclusive right to offer, as its agent, the Securities pursuant to the terms of this Agreement. The Company expressly acknowledges and agrees that Meyers’ obligations hereunder are not on a firm commitment basis and that the execution of this Agreement does not constitute a commitment by Meyers to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof. Further, Meyers’ obligation to use its best efforts to assist the Company in the Offering is subject to the completion of a due diligence review of the Company, the industry and the market for such securities generally, as well as general market conditions. On the basis of such representations and warranties, and subject to such conditions, Meyers hereby accepts such an appointment and agrees to use its reasonable best efforts to secure subscriptions to purchase at least the Minimum Offering and up to the Maximum Offering.

2.	Terms of the Offering.

(a)           The Company shall prepare and deliver to the Placement Agent copies of a Confidential Private Placement Memorandum (the “Memorandum”), relating to, among other things, the Company, the Securities and the terms of the sale of the Securities. The Memorandum, including all exhibits and appendices thereto and documents delivered therewith, are referred to herein as the “Offering Documents” and shall include any supplements or amendments in accordance with this Agreement. The Company shall utilize the services of securities counsel with experience in private placement offerings and the rules and regulations of the Securities and Exchange Commission (“SEC”) in drafting the Offering Documents.

(b)           The Offering shall consist of up to $4,000,000 of Units (plus $2,000,000 of additional Units to cover over-subscriptions) at a purchase price equal to $1,000 per Unit. The terms of the Offering and Securities are further described in the Offering Documents delivered by the Company to Placement Agent prior to execution hereof and which are incorporated herein. The Offering is being made on a “best efforts all or none” basis up to the Minimum Offering of $1,500,000 of Units and on a “best efforts” basis as to an additional $2,500,000 of Units; provided however, the Offering may be increased by agreement of the parties to gross proceeds for an additional $2,000,000 of Units to allow for over subscriptions. The actual composition of the Units and terms of the Preferred Shares and Warrants, and the price of the Units are subject to further review and negotiation, market conditions and the market for the Company’s Common Stock and the completion of due diligence. In the event a subscription is not accepted, such rejected subscription funds will be returned to the subscriber without interest or deductions. The investors shall be entitled to such “registration rights”, anti-dilution protection and other rights as may be mutually acceptable to the Company and the Placement Agent and described in the Offering Documents.

(c)           The Offering shall commence on the date that the Company delivers to the Placement Agent the Offering Documents that have been completed to the reasonable satisfaction of the Placement Agent and its counsel, and shall expire at 5:00 p.m., New York time, on the day that is 90 days from date hereof and may be extended for up to an additional 90-day period at the discretion of the Placement Agent, provided that the Minimum Offering amount has been subscribed for and accepted by the Company prior to August 29, 2008. In addition, the Offering Period may be extended for the additional 90 day period without regard to the foregoing condition at the discretion of the Company and Placement Agent. Such period, as same may be so extended, shall hereinafter be referred to as the “Offering Period.”

(d)           Each prospective investor (“Prospective Investor”) who desires to purchase the Securities shall deliver to the Placement Agent a fully executed subscription agreement and questionnaire (“Subscription Agreement”), in the form annexed to the Offering Documents and immediately available funds in the amount necessary to purchase the number of Securities such Prospective Investor desires to purchase. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for Securities.

(e)           The Placement Agent shall deliver each subscription funds received from a Prospective Investor to the Company for deposit in a segregated, non-interest-bearing escrow account at an independent banking institution and shall deliver the executed copies of the Subscription Agreement received from such Prospective Investor to the Company. All funds shall be held in the segregated account pending acceptance of the subscription. The Company shall notify the Placement Agent promptly of the acceptance or rejection or any subscription.

(f)           Meyers may engage other persons selected by Meyers to assist Meyers in the Offering (each such broker/dealers being hereinafter referred to as a “Selling Group Member”) and Meyers may allow such Selling Group Member such part of the compensation and payment of expenses payable to Meyers under Section 5 hereof as Meyers shall determine. Any such Selling Group Member shall be a member firm in good standing as a broker-dealer under the rules of FINRA.  Each Selling Group Member shall be required to agree in writing to comply with the provisions of this Section 2. The Company hereby agrees to make such representations and warranties to, and covenants and agreements with, any Selling Group Member (including an agreement to indemnify such Selling Group Member on terms substantially similar to Section 12 hereof) as provided herein.

3.	Closings: Release of Funds.

(a)           The date that the initial subscriptions in the amount of the Minimum Offering are accepted by the Company and funds are released from the escrow account shall be deemed the “Initial Closing.” At least one (1) day prior to the release of funds, the Company and the Placement Agent shall send written notice to each other, which notice shall state the amount of funds to be released, the name and address of each subscriber whose subscription has been accepted, and the amount of each subscription.

(b)           At any time prior to the expiration of the Offering Period following the Initial Closing and after acceptance by the Company of subscriptions for the sale of additional Units up to the Maximum Offering, one or more closings (each an “Interim Closing”) shall take place in the manner herein set forth with respect to the Initial Closing. The final Interim Closing to be held in accordance herewith shall be deemed the “Final Closing” and the date thereof shall be the “Final Closing Date.” References herein to a Closing shall mean the Closing, any Interim Closing or the Final Closing, as the context requires, and the date thereof shall be referred to as a “Closing Date.”

4.	Representations and Warranties of the Placement Agent.

The Placement Agent represents and warrants to the Company as follows:

(a)           The Placement Agent is duly incorporated and validly existing and in good standing under the laws of its State of incorporation.

(b)           The Placement Agent is, and at the time of each Closing will be, a member in good standing of FINRA.

(c)           Sales of Securities by the Placement Agent will only be made in such jurisdictions in which the Placement Agent or a Selling Group Member is a registered broker-dealer or where an applicable exemption from such registration exists.

(d)           Offers and sales of Securities by the Placement Agent will be made only in accordance with this Placement Agreement and in compliance with the provisions of Rule 506 of Regulation D (it being understood and agreed that the Placement Agent shall be entitled to rely upon the information and statements provided by the Prospective Investor in the Subscription Agreement and Purchaser Questionnaire), and the Placement Agent will furnish to each investor a copy of the Offering Documents prior to accepting any subscription for the Securities.

5.	Compensation.

(a)           The Placement Agent shall be entitled, on each Closing Date, as compensation for Meyers’ services as Placement Agent under this Agreement, to selling commissions equal to 10 % of the gross proceeds received by the Company from the sale of the Units effected at each Closing. In addition, the Placement Agent shall be entitled to 3% of the gross proceeds from the sale of the Units effected at each Closing in payment for a non-accountable expense allowance. All payments hereunder shall be effected at each Closing in immediately available funds.

(b)           Concurrent with, and as a condition to, each closing of the Offering, the Company shall sell to the Placement Agent (or its designated affiliates) common stock purchase warrants (the “Agent Warrants”), at a price of $.0001 per warrant, to purchase a number of shares of Common Stock equal to 15% of the Units sold in the Offering. Such Agent Warrants will expire five years after the effective date of the registration statement contemplated by the Offering and will be exercisable at the then-current conversion price of the Preferred Stock issued to investors in the Offering, subject to adjustment to prevent dilution. The Agent Warrants maybe exercised as to all or a lesser number of shares, will not be redeemable and will contain provisions for “cashless exercise” and for the piggy-back and demand registration of the resale of the underlying shares at the Company’s expense and for adjustment in the number of such shares and the exercise price to prevent dilution. The Agent Warrants shall otherwise be in a form mutually acceptable to the Company and the Placement Agent. The Company covenants and agrees that with respect to registration under the Act of the Securities underlying the Placement Agent Warrants, the Placement Agent shall be entitled to the same registration rights as provided to subscribers in the Offering.

6.	Representations and Warranties of the Company.

(a)           The Company represents and warrants to, and agrees with, the Placement Agent that as of the date hereof and as of each Closing Date (except as affected by the Offering):

(i)           Assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the Subscription Agreement and Purchaser Questionnaire and the representations and warranties of the Placement Agent set forth herein, the Offering Documents (a) contain, and at all times during the period from the date hereof to and including each Closing Date, will contain all information required to be contained therein, if any, pursuant to Rules 502 and 506 of Regulation D and all applicable federal and/or state securities and “blue sky” laws, and (b) do not, and during such period will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances made therein not misleading. Each contract, agreement, instrument, lease, license, or other document required to be described in the Offering Documents shall be, and have been, accurately described therein.

(ii)           No Offering Documents or information (it being understood that neither the Company nor any of its officers or directors or employees shall provide any written information to any Prospective Investor which is not contained in the Offering Documents) provided by the Company to Prospective Investors pursuant to Section 7(f) hereof shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of circumstances made therein not misleading.

(iii)           The Company has not, directly or indirectly, solicited any offer to buy or offered to sell any Securities or any other securities of the Company during the twelve-month period ending on the date hereof except as may be properly described in the Offering Documents, and has no present intention to solicit any offer to buy or to offer to sell any of the Securities, any Common Stock or any other securities of the Company other than pursuant to this Agreement.

(iv)           The Company is, and at all times during the period from the date hereof to and including each Closing Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority, and has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits and declarations of and from, and has made filings with, all federal, state and local authorities, to own, lease, license, and use its properties and assets and to conduct its business as presently conducted as described in the Offering Documents and/or in any such case where the failure to have any of the foregoing would not have a material adverse effect on the Company’s presently conducted business. As of the date hereof, the Company is, and at all times during the period from the date hereof to and including each Closing Date, duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company’s business.

(v)           The Offering Documents do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, all in light of the circumstances under which they were made. Each statute, regulation, legal and governmental proceeding, contract, agreement, instrument, lease, license, or other document described in the Offering Documents has been accurately described therein in all material respects.

(vi)           No document provided by the Company to Prospective Investors pursuant to Section 6(a)(vii) hereof, and_ no oral information provided by the Company to Prospective Investors, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Contracts to which the Company or any of its Controlled Subsidiaries (as defined below) is a party provided by the Company to Prospective Investors shall not be deemed to contain any untrue statement of a material fact or to omit to state any material fact if the contract so provided is a true, correct and complete copy of such contract, as amended or modified through the date it is so provided.

(vii)           All prior offerings of the Company’s securities complied in all respects with the Securities Act, the Exchange Act and rules and regulations promulgated thereunder, all applicable Blue Sky laws and all applicable securities laws and regulations of any foreign country in which such securities were offered or sold.

(viii)          The Company and its Controlled Subsidiaries, if any, are (A) corporations or other legal entities duly organized, validly existing and in good standing under the laws of the state of their incorporation or organization, each have full power and authority to own or lease all of the assets owned or leased by each of them and to conduct business as described in the Offering Documents and (B) are duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted or the character of the assets owned or leased makes such qualification necessary. Complete and correct copies of the articles of incorporation, by-laws and/or other organizational instruments of the Company and its Controlled Subsidiaries as in effect on the date hereof have been delivered to Meyers, and no changes therein will be made on or subsequent to the date hereof and prior to the Final Closing Date except as may be required pursuant to this Agreement. The term “Controlled Subsidiaries” means any corporation or other organization in which the Company owns, directly or indirectly, an equity or other ownership interest equal to or greater than 50 percent.

(ix)            Since the dates as of which information is given in the Offering Documents, other than as set forth therein, (A) there has not been any material adverse change or any development involving a prospective material adverse change in the general affairs, business, prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or its Controlled Subsidiaries, whether or not arising from transactions in the ordinary course of business, (B) except in the ordinary course of business, neither the Company nor its Controlled Subsidiaries has incurred, and neither the Company nor its Controlled Subsidiaries will have incurred, any material liabilities or obligations, direct or indirect, or have entered into any material transaction, (C) the Company has not and will not have paid or declared any dividends or other distributions on its capital stock and (D) there has not been any change in the capital stock of the Company or any material change in the short-term or long-term debt of the Company or its Controlled Subsidiaries.

(x)              The auditing firm that has been engaged by the Company are independent public accountants with respect to the Company and its Controlled Subsidiaries.

(xi)            The Company’s consolidated financial statements, together with related notes and schedules of the Company and its Controlled Subsidiaries, included as part of the Offering Documents comply in all respects with the requirements of the Securities Act and the rules and regulations thereunder and present fairly the financial position of the Company and its Controlled Subsidiaries on the respective dates indicated and its statement of operations for the respective periods covered thereby. Any condensed financial information appearing in the Offering Documents is fairly stated in all material respects in relation to the financial statements of the Company and its Controlled Subsidiaries from which they have been derived. Such financial statements, and related notes and schedules, have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis through the entire period involved. Except as stated in the Offering Documents, the unaudited statements contained in the Offering Documents are consistent with, and have been prepared from the books and records kept by the Company in a manner consistent with past practice.

(xii)           Except as described in the Offering Documents, there is no action, suit, investigation or proceeding pending or threatened before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator to which the Company or its Controlled Subsidiaries is or may become a party or of which any property of the Company or its Controlled Subsidiaries is subject or affected that (A) might affect the consummation of the transactions contemplated under this Agreement, including the issuance or validity of the Units offered hereby, or the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, or (B) might have a material adverse effect on the condition (financial or otherwise), sales, properties, earnings, net worth, prospects, results of operations or businesses of the Company and its Controlled Subsidiaries, taken as a whole (“Material Adverse Effect”), or any of its principal officers. All pending legal or governmental proceedings to which the Company or its Controlled Subsidiaries is a party or of which any of their respective properties are subject or affected which are not described in the Offering Documents, including ordinary routine litigation incidental to the business, would not have a Material Adverse Effect. No labor dispute with the employees of the Company exists or is threatened or imminent that could have a Material Adverse Effect.

(xiii)           The Company and its Controlled Subsidiaries have all approvals, licenses, franchises, authorizations and permits (collectively, “permits”) necessary under all applicable statutes, codes, rules, regulations, orders and decrees of governments or governmental bodies (collectively, “laws”), including, but not limited to, the rules and regulations of the Food and Drug Administration and the Department of Health and Human Services, which are material to the ownership, lease or use of their respective properties or the conduct of their respective businesses as described in the Offering Documents. Neither the Company nor its Controlled Subsidiaries has received notice of any proceedings relating to the revocation or modification of any such permits which, singly or in the aggregate, would have a Material Adverse Effect, and each of the Company and its Controlled Subsidiaries is in all material respects in compliance with such permits and laws.

(xiv)          The Company and its Controlled Subsidiaries own or are licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, copyrights, know-how, trade secrets, licenses and rights in any thereof (“Proprietary Rights”) which are material to the businesses of the Company and its Controlled Subsidiaries as now conducted and as proposed to be conducted, in each case as described in the Offering Documents.

Except as described in the Offering Documents:

(a)           the Company and its Controlled Subsidiaries do not have any knowledge of, and the Company and its Controlled Subsidiaries have not given or received any notice of any pending conflict with or infringement of, the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights;

(b)           no action, suit, arbitration, or legal, administrative or other proceeding, or domestic or foreign governmental investigation is pending or, to the best of the Company’s knowledge, threatened, which involves any Proprietary Rights;

(c)           neither the Company nor its Controlled Subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights;

(d)           no Proprietary Rights used by the Company or its Controlled Subsidiaries and no services or products sold by the Company or its Controlled Subsidiaries, conflict with or infringe upon, to the knowledge of the Company and its Controlled Subsidiaries, any Proprietary Rights available to any third party;

(e)           neither the Company nor its Controlled Subsidiaries has received written notice of any pending conflict with or infringement upon such third party Proprietary Rights;

(f)           neither the Company nor its Controlled Subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business;

(g)           to the best knowledge of the Company, no claims have been asserted by any person with respect to the validity of or the Company’s or its Controlled Subsidiaries’ ownership of or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim;

(h)           the Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings which would have a Material Adverse Effect, and all applications therefore are pending and are in good standing;

(i)            the Company and its Controlled Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses; and

(j)            to the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company or its Controlled Subsidiaries.

(xv)           The Company has an authorized, issued and outstanding capitalization as set forth in the Offering Documents; all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the descriptions thereof contained in the Offering Documents; and none of the issued shares of capital stock of the Company has been issued in violation of any preemptive or similar right. Except as described in the Offering Documents, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations for the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

(xvi)          Except as described in the Offering Documents, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to any registration statement filed by the Company under the Act.

(xvii)         The Units to be issued and sold to Prospective Investors as provided in the Subscription Agreement have been duly authorized and when issued and delivered against payment therefor, will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Offering Documents. The Preferred Shares are convertible into Common Stock and the shares of Common Stock issuable upon conversion of the Preferred Shares have been duly authorized and when issued and delivered upon conversion thereof will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Offering Documents; and there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the Preferred Shares under the Company’s articles of incorporation or by-laws or any agreement or other outstanding instrument to which the Company is a party or is otherwise known to the Company. The Company has reserved sufficient shares of Common Stock to be issued upon conversion of, or otherwise pursuant to, the Preferred Shares. The Warrants are exercisable for Common Stock and the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and when issued and delivered upon exercise and due payment therefor will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Offering Documents; and there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock issuable upon exercise of the Warrants pursuant to the Company’s articles of incorporation or by-laws or any agreement or other outstanding instrument to which the Company is a party or is otherwise known to the Company. The Company has reserved sufficient shares of Common Stock to be issued upon exercise of the Warrants.

(xviii)        The Agent’s Warrant has been duly authorized and, when issued and delivered against payment therefor, will be validly issued, fully paid and nonassessable; the Agent’s Warrant is exercisable for Common Stock in accordance with the terms of the Agent Warrant Agreement and at the price therein provided; the shares of Common Stock issuable upon the exercise of the Agent’s Warrant have been duly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Agent Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable; and there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock issuable upon exercise of the Agent’s Warrants pursuant to the Company’s articles of incorporation or by-laws or any agreement or other outstanding instrument to which the Company is a party or is otherwise known to the Company.

(xix)           All offers and sales of securities of the Company issued prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and the rules and regulations thereunder and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws and all applicable securities laws and regulations of any foreign country in which such securities were offered or sold. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell any Securities or any other securities of the Company during the twelve-month period ending on the date hereof which, to the knowledge of the Company, would be integrated with the Offering.

(xx)           Neither the Company nor its Controlled Subsidiaries is (A) in violation of its articles of incorporation or organization or by-laws, (B) in violation of any statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, domestic or foreign, or arbitration panel or other body applicable to it where such violation would have a Material Adverse Effect or (C) in default (or would be in default but for the passage of time) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting agreement, voting trust agreement, loan agreement, bond, debenture, note or other evidence of indebtedness, lease, sublease, license agreement, contract or other agreement or instrument to which it is a party or by which it or any of its respective properties are bound or affected (“Contracts”), where such defaults, singly or in the aggregate, would have a Material Adverse Effect. To the knowledge of the Company, no other party under any Contract is in default in any material respect thereunder which affects the Company.

(xxi)           The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Subscription Agreement, the Registration Rights Agreement, the Preferred Shares, and the Warrant Agreement and the Agent’s Warrant. This Agreement, the Subscription Agreement, the Registration Rights Agreement, the Preferred Shares, and the Warrant Agreement and the Agent’s Warrant have been duly and validly authorized, executed and delivered by the Company, and each such agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by the securities laws of the United States and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles affecting the enforcement of creditors’ rights generally;

(xxii)          The issuance of the Units, including the Preferred Shares, the Warrants, the Agent’s Warrant, the Common Stock issuable pursuant to the Preferred Shares, Warrants and Agent’s Warrant, and the execution, delivery and performance of this Agreement, the Subscription Agreement, the Registration Rights Agreement, the Preferred Shares, the Warrant Agreement and the Agent’s Warrant, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, or give rise to rights of termination under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Controlled Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, voting agreement, voting trust agreement, loan agreement, bond, debenture, note or other evidence of indebtedness or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under any lease, sublease, contract or other agreement or instrument to which the Company or any of its Controlled Subsidiaries are, a party or by which the Company, its Controlled Subsidiaries, or any of the Company’s or its Controlled Subsidiaries’ respective properties or assets are bound or affected, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or its Controlled Subsidiaries or a material violation of any applicable statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or arbitration panel or other body, having jurisdiction over the Company, its Controlled Subsidiaries, or any of the Company’s or its Controlled Subsidiaries’ respective properties or obligations.

(xxiii)         No consent, approval, authorization, license or order of or from, or registration, qualification, declaration or filing with, federal, state, local, foreign or other governmental authority or any person or court, administrative agency, or other body is required for the consummation of the transactions contemplated in this Agreement, or the Offering Documents, except as may have been made or may be required obtained under FINRA, any state securities or Blue Sky laws or pursuant to Regulation D.

(xxiv)         The Company is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively, the “Environmental Laws”), except for any noncompliance as may be described in the Offering Documents, and to the best of the Company’s knowledge, there are no circumstances that would prevent, interfere with, or materially increase the cost of such compliance in the future. Except as set forth in the Offering Documents, there is no claim under any Environmental Law, including common law (“Environmental Claim”), pending or, to the knowledge of the Company, threatened against or affecting the Company or its Controlled Subsidiaries and, to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that could form the basis of any Environmental Claim against or affecting the Company or its Controlled Subsidiaries.

(xxv)          Each of the Company and its Controlled Subsidiaries has good and marketable title to all property owned by it, in each case free and clear of all liens, charges, encumbrances or restrictions except as described in the Offering Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Except as described in the Offering Documents, all material Contracts to which the Company or its Controlled Subsidiaries is a party or by which the Company or its Controlled Subsidiaries or any of their respective properties or assets are bound are valid, subsisting and enforceable and are in full force and effect.

(xxvi)         The Company and its Controlled Subsidiaries (A) has paid all federal, state, local and foreign taxes for which it is liable and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended, (B) has established adequate reserves for such taxes which are not due and payable and (C) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

(xxvii)        The Company and its Controlled Subsidiaries maintains insurance of the types and in amounts which it deems adequate for its business, all of which are in full force and effect.

(xxviii)       Other than set forth herein, there are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder’s or origination fee with respect to the sale of the Units.

(xxix)         Neither the Company nor its Controlled Subsidiaries, nor to the best of the Company’s knowledge any of the Company’s officers, employees, agents or any other person acting on behalf of, at the direction of or for the benefit of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a Material Adverse Effect or (c) if not continued in the future, might result in a Material Adverse Effect. The Company’s internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(xxx)          During the past five years, none of the current officers or directors of the Company have been:

(a)           The subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any or them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;

(b)           Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)           The subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:

(i)             acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

(ii)             engaging in any type of business practice; or

(iii)            engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodities laws.

(d)           the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (xxx)(c) above, or be associated with persons engaged in any such activity;

(e)           found by any court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(f)           found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(g)           found by a court or an administrative agency to have or is alleged to have violated any Canadian or foreign securities laws.

(i)             Neither the Company nor, to the knowledge of the Company, any of its affiliates has, directly or through any agent, sold, offered for sale or solicited offers to buy nor will any of the foregoing directly buy any security of the Company, as defined in the Securities Act, which is or will be integrated with the sale of the Units in a manner that would require the registration, pursuant to the Securities Act, of the Offering.

(ii)             During the period commencing on the date hereof and ending on the Final Closing Date, the Company shall not, without prior notice to and consent of the Placement Agent: (A) issue any securities or incur any liability or obligation, primary or contingent, for borrowed money; (B) enter into any transaction not in the ordinary course of business; or (C) declare or pay any dividend on its capital stock,

(iii)            Neither the Company nor any of its officers, directors, or affiliates, has engaged or will engage, directly or indirectly, in any act or activity that may jeopardize the status of the offering and sale of the Securities as an exempt transaction under the Act or under all applicable federal and/or state securities or “blue sky” laws of any jurisdiction in which the Securities may be offered or sold.

7.	Covenants of the Company.

The Company covenants that it will:

(a)           Notify Meyers immediately, and confirm such notice in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date, as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal, or suspension of the qualification or registration of the Securities, or of an exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal, or suspension and if Meyers so request, to obtain the lifting thereof as promptly as possible.

(b)           Not make any supplement or amendment to the Offering Documents unless such supplement or amendment complies with the requirements of the Act and Regulation D and the applicable federal and/or state securities and “blue sky” laws and unless Meyers shall have approved of such supplement or amendment in writing. If, at any time during the period commencing on the date hereof and ending on the Final Closing Date, any event shall have occurred as a result of which the Offering Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of counsel to the Company or counsel to the Placement Agent, it is necessary at any time to supplement or amend the Offering Documents to comply with the Act, Regulation D, or any applicable securities or “blue sky” laws, the Company will promptly prepare an appropriate supplement or amendment (in form and substance satisfactory to Meyers) which will correct such statement or omission or which will effect such compliance.

(c)           Deliver without charge to the Placement Agent such number of copies of the Offering Documents and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

(d)           Not, directly or indirectly, solicit any offer to buy from, or offer to sell to any person any Securities, except through the Placement Agent.

(e)           Use its best efforts to qualify the Securities for offering and sale under, or establish an exemption from such qualification or registration under, the securities or “blue sky” laws of the jurisdictions as may be required by the Placement Agent; provided, however, that the Company will not be obligated to qualify to do business as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Securities in any jurisdiction or in any manner in which such sale may not be lawfully made; in this regard the Company shall be entitled to rely on the Placement Agent’s representations herein, and the representations of Prospective Investors in the Subscription Agreement and on the Blue Sky qualifications affected by the Placement Agent’s counsel.

(f)           At all times during the period commencing on the date hereof and ending on the Final Closing Date, provide to each Prospective Investor or his Purchaser Representative (as defined in Regulation D), if any, on request, such information (in addition to that contained in the Offering Documents) concerning the Offering, the Company and any other relevant matters, as it possesses or can acquire without unreasonable effort or expense, and to extend to each Prospective Investor or his Purchaser Representative, if any, the opportunity to ask questions of, and receive answers from, the President or other Executive Officers of the Company concerning the terms and conditions of the Offering and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it without reasonable effort or expense, as such Prospective Investor or Purchaser Representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such Prospective Investor or Purchaser Representative, as the case may be.

(g)           Provide to each Prospective Investor or his Purchaser Representative any information required to be delivered by Rule 502(b) of Regulation D.

(h)           Disclose to each Prospective Investor, in writing, any material relationship between such Prospective Investor’s Purchaser Representative, if any, or its affiliates, on the one hand, and the Company or its affiliates, on the other hand, which, to the knowledge of the Company, then exists or is understood to be contemplated or has existed at any time during the previous two years and any compensation received or to be received as a result of such relationship.

(i)           Before accepting any subscription to purchase Securities from, or making any sale to, any Prospective Investor, have reasonable grounds to believe (relying upon the information provided pursuant to the Subscription Agreements that (A) such Prospective Investor meets the suitability requirements for investing in the Securities set forth in the Offering Documents, or (B) such Prospective Investor is an accredited investor (as defined in Regulation D).

(j)           Notify Meyers promptly of the acceptance or rejection of any subscription. The Company shall not (i) accept subscriptions from, or make sales of Securities to, any Prospective Investors who are not, to the Company’s knowledge, accredited investors, or (ii) unreasonably reject any subscription for Securities.

(k)           Cooperate with Placement Agent’s counsel to file five copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the “Commission”) no later than 15 days after the first sale of the Securities, and/or such documents or certificates as are required by any particular state “blue sky” law. In the event that Company counsel effects the filing of a Form D with the Commission and the “blue sky” filings required by the securities laws of any state, the Company or its counsel shall promptly deliver a copy of such filings i to the Placement Agent and its counsel. The Company shall file promptly such amendments to such Notice on Form D as shall become necessary and, as requested by Meyers, shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish Meyers with copies of all such filings.

(l)           Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Securities as exempt transactions under the Act or under the securities or “blue sky” laws of any jurisdiction in which the Offering maybe made. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, the Company shall not, directly or indirectly, engage in any offering of securities which, if integrated with the Offering in the manner prescribed by Rule 502(a) of Regulation D and applicable releases of the Commission, may jeopardize the status of the offering and sale of the Securities as exempt transactions under Regulation D.

(m)          Apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Memorandum.

(n)           Not, during the period commencing on the date hereof and ending on the Final Closing Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without Meyers’ prior written consent, except as required by applicable securities laws and except as may be related to the marketing and sale of its products in the normal course of business.

(o)           Provide each Prospective Investor with a full executed registration rights agreement which agreement will provide that the Company shall file a registration statement (the “Registration Statement”) with the SEC within 60 days of the Final Closing of the Offering to provide for the resale of the shares of Common Stock issuable pursuant to the Preferred Shares, Warrants and Agent Warrants. The Company shall use its best efforts to obtain an order of effectiveness from the SEC declaring the registration statement effective as soon as reasonably possible, but in no event later than 120 days from the filing date and to maintain the effectiveness of such registration statement until the date which is the earlier of (i) such time as all of the shares registered thereunder have been publicly sold, or (ii) at such time as all of such shares may be sold pursuant to Rule 144(b). The agreement shall also provide that the failure to file the registration statement as contemplated herein or otherwise comply with its obligations thereunder shall result in a two (2%) percent per month, pro-rated daily, penalty on the subscription price payable in cash or through the issuance by the Company to each investor of additional shares of Common Stock and an additional two (2%) percent penalty for each 30 days period thereafter up to a maximum of eight such 30-day periods.

8.	Payment of Expenses.

The Company shall pay all fees, charges, expenses and disbursements relating to the Offering, including, without limitation, all fees, charges, expenses and disbursements in connection with (a) the preparation, printing, filing, distribution and mailing of the Offering Documents and any supplement and amendment thereto and all other documents relating to the Offering and the purchase, sale and delivery of the Securities, including the cost of all copies thereof, (b) the issuance, sale, transfer and delivery of the Securities, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (c) the registration or qualification of the Securities for offer and sale under the securities laws of such states and other jurisdictions as Meyers may designate (including, without limitation, all filing and registration fees and the reasonable “blue sky” fees and disbursements of Meyers’s counsel); (d) placement agent counsel fees of $25,000; and (e) printing, mailing, travel and lodging expenses and other out-of-pocket expenses incurred by Meyers in connection with this Offering, including (i) due diligence expenses and (ii) reasonable costs of advertising the issue, limited to one “tombstone advertisement” to be placed in Wall Street Journal following completion of the Offering. Upon Meyers’s request, the Company shall provide funds to pay all such fees, charges, expenses and disbursements in advance.

9.	Conditions of Placement Agent’s Obligations.

The obligations of the Placement Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of each Closing Date, with respect to the performance by the Company of its obligations hereunder, and to the following conditions:

(a)           At each Closing, the Placement Agent shall have received the favorable opinion of Greenberg Traurig, LLP, counsel for the Company, dated each Closing Date, addressed to the Placement Agent and the investors, and in form and scope satisfactory to the Placement Agent and its counsel. In rendering such opinion, counsel for the Company may rely (A) as to matters of fact, on certificates of responsible officers of the Company; and (B) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Placement Agent.

(b)           On or prior to the each Closing Date the Placement Agent shall have been furnished such information, documents, certificates, and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in Section 6, and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as it may otherwise reasonably request.

(c)           At the Initial Closing and each additional Closing, the Placement Agent shall have received one or more certificates of the chief executive officer and of the chief financial officer of the Company, dated the applicable Closing Date to the effect that, as of the date of this Agreement and as of the applicable Closing Date the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date the obligations to be performed by the Company hereunder on or prior thereto have been fully performed. In addition, the parties shall deliver such other certificates or closing documents as are within the industry norm. Notwithstanding the foregoing, the Company hereby represents and warrants that at each Closing, the representations and warranties contained herein shall be true and correct in all respects.

(d)           All proceedings taken in connection with the issuance, sale, and delivery of the Securities shall be satisfactory in form and substance to Meyers and Meyers counsel.

(e)           There shall not have occurred after the date hereof, at any time prior to each Closing: (A) any domestic or international event, act, or occurrence which has materially disrupted, or in Meyers opinion will in the immediate future materially disrupt the securities markets; (B) a general suspension of, or a general limitation on prices for, trading in securities on the Nasdaq SmallCap Market, American Stock Exchange or the over-the-counter market; (C) any banking moratorium declared by a state or federal authority; (D) any material interruption in the mail service or other means of communication within the United States; (E) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (F) any change in the market for securities in general or in political, financial, or economic conditions which, in Meyers judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Securities.

(f)           The Company shall have executed and delivered to Meyers any required Agent Warrants as provided herein.

(g)           Any certificate or other document signed by any officer of the Company and delivered to Meyers or to Meyers’ counsel at a Closing shall be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any condition to Meyers obligations hereunder has not been fulfilled as and when required to be so fulfilled, Meyers may terminate this Agreement or,. if Meyers so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment. In the event that Meyers elect to terminate this Agreement, Meyers shall notify the Company of such election in writing. Upon such termination, neither party shall have any further liability or obligation to the other except as provided in Section 11 hereof.

10.	Conditions of Company’s Obligations.

The obligations of the Company pursuant to this Agreement shall be subject, in its discretion, to the performance by the Placement Agent in all material respects of its obligations hereunder.

11.	Termination.

(a)           This Agreement is effective upon the date hereof and shall remain in effect until (i) the completion of the Offering, or (ii) the earlier termination as herein provided. If subscriptions for the Minimum offering are not received into escrow on or before the date that is 60 days from the date of this Agreement, the Company may terminate the agency agreement created hereby upon 10 days prior written notice to the Placement Agent. The Placement Agent may terminate the agency created hereby for any reason upon written notice to the Company. Notwithstanding the foregoing, in the event the Company elects to terminate the agency for any reason at any time within 60 days of the date of the Confidential Offering Memorandum and/or Offering Documents (90 days upon the mutual agreement of the Company and Placement Agent), the Company shall pay the Placement Agent, in addition to the other obligations contained herein, as liquidated damages the sum of $200,000 with five days of such termination.

(b)           Except as otherwise set forth herein, neither party shall have any liability or continuing obligation to the other upon termination of this Agreement in accordance with paragraph 11 except that, regardless of which party elects to terminate, (i) the Company agrees to reimburse the Placement Agent for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in paragraph 8 above and to reimburse the Placement Agent for the full amount of its actual out-of-pocket expenses (which shall include, without limitation, the fees and disbursements of the Placement Agent’s counsel, travel and lodging expenses, mailing, printing and reproduction expenses, and any expenses reasonably incurred by the Placement Agent in conducting its due diligence) less amounts previously paid to the Placement Agent in reimbursement for such expenses and the advance against expenses delivered upon the execution of this Agreement, and (ii) the provisions of paragraph 14 and the Indemnification Provisions in paragraph 12 shall remain in full force and effect; provided further, that in the event the Company terminates this agreement, except as otherwise provided herein, prior to the consummation of the Offering, and within 24 months from the date of such termination, consummates any financing, merger, acquisition or like transaction introduced to, or considered by, the Company, during the term hereof, the Placement Agent shall be entitled to receive an amount equal to 10% of the aggregate amount of such financing or $300,000 in the event of a merger or acquisition or similar transaction. In the event the Placement Agent arranges the sale of any securities under this Agreement, paragraphs 4, 5, 6, 7, 8, 12, 13, 14, 15, 16 and 17 shall survive the termination of this Agreement.

12.	Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 12, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or in any document delivered or written statement made pursuant to Section 7(f), or (B) in any application or other document or communication (it being understood that neither the Company nor any officer, director or employee shall provide any information to any Prospective Investor which is not contained in the Offering Documents) (in this Section 12 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Securities under the “blue sky” or securities laws thereof or in order to secure an exemption from such registration or qualification or filed with the Commission; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 12(b) with respect to the Placement Agent expressly for inclusion in the Offering Documents or in any application, as the case may be; or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

If any action is brought against the Placement Agent or any of its officers, directors, partners, employees, agent, or counsel, or any controlling persons of the Placement Agent (an “indemnified party”), in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the “indemnifying party”) in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Section 12(a)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities, the Offering Documents, or any application.

(b)           The Placement Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent in Section 12(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 12, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company as stated in this Section 12 with respect to the Placement Agent expressly for inclusion in the Offering Documents, and (ii) the failure of the Placement Agent to comply with the provisions of Section 4(c) hereof or with the “blue sky” or securities laws of the jurisdictions in which the Placement Agent solicits offers to buy or offers to sell any Securities or any breach of any representation, warranty, covenant or agreement of the Placement Agent contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Placement Agent may otherwise have, including liabilities arising under this Agreement. If any action shall be brought against the Company or any other person so indemnified based on the Offering Documents and in respect of which indemnity may be sought against the Placement Agent pursuant to this Section 12, the Placement Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 12(a) hereof.

(c)           To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 12(a) or 12(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Placement Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 5(a) hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Placement Agent pursuant to Section 5(a) hereof.

The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 12(c). In no case shall the Placement Agent by responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 5(a) hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 12(c), each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 12(c). Anything in this Section 12(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 12(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

13.	Right of First Refusal.

Commencing at the Closing, the Placement Agent will be granted an irrevocable right of first refusal for a period ending 60 months from the effective date of the Registration Statement filed by the Company with respect to this Offering for all future public offerings or private financings (whether debt and/or equity) to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company, any securities of the Company or any such subsidiary or successor of the Company that the Company or any such subsidiary or successor may seek to sell through an underwriter, placement agent or broker dealer whether pursuant to registration under the Securities Act or otherwise. This right of first refusal does not include commercial bank financing arrangements entered into by the Company. If the Placement Agent fails to accept such offer within 20 business days after the mailing of a notice containing such offer by registered mail addressed to the Placement Agent (5 business days in the event the offer covers a sale under Rule 144), then the Placement Agent shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Placement Agent’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. The Company represents and warrants that there are presently no other rights of first refusal for future financing now outstanding.

14.	Non-Solicitation.

Commencing on the initial Closing Date, the Company agrees that it shall not solicit any offer to buy from or offer to sell any person introduced to the Company by the Placement Agent in connection with the Offering, directly or indirectly, any securities of the Company or of any other entity, or provide the name of any such person to any other securities broker or dealer or selling agent. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such securities or purchases securities from any other securities broker or dealer or selling agent, the Company shall pay to the Placement Agent an amount equal to 10% of the aggregate purchase price of the securities so purchased by such person.

15.	Additional Agreements

(a)           Warrant Solicitation Fee.

Effective upon each Closing, the Company shall be deemed to have engaged the Placement Agent as its agent to solicit the investors to exercise the warrants issued in the Offering (the “Warrants”). The Company shall pay the Placement Agent a fee consisting of a cash payment equal to ten percent (10%) of the total cash proceeds received from the exercise of those Warrants for whom the Placement Agent was properly designated as the soliciting broker (the “Warrant Exercise Fee”). The Company shall only be obligated to pay the Warrant Exercise Fee if all of the following conditions are met: (i) the exercise of the Warrants is for cash and otherwise in accordance with the Warrant Agreement issued to investors, as same shall be amended from time to time, (ii) the actions of the Placement Agent in soliciting the exercise of the Warrants have been consistent with applicable federal and state securities laws, the guidelines of FINRA and applicable SEC rules and regulations; and (iii) disclosure of the Company’s compensation arrangement with the Placement Agent is made. Within fifteen (15) days after the end of each month in which Warrants are solicited by the Placement Agent, the Company will deliver a notice to the Placement Agent setting forth the number of Warrant certificates which have been properly completed for exercise by holders of the Warrants for which Placement Agent has solicited in accordance with this Agreement, together with payment of the Warrant Exercise Fee with respect to the Warrants so exercised and any documentation requested by Placement Agent. The Company shall be responsible for compliance with applicable state securities and “blue sky laws in connection with the solicitation of the Warrants. Placement Agent shall notify the Company of the states of residence of holders of the Warrants in which Placement Agent intends to solicit the exercise of the Warrants.

(b)           Consulting Arrangement

Upon the closing of any financing arranged by the Placement Agent in excess of the Minimum Offering, the Company will deemed to have engaged, and will enter into a separate agreement (the “Advisory and Consulting Agreement”) with the Placement Agent, pursuant to which the Company shall employ the Placement Agent as its Investment Banker and Financial Consultant for a period of 24 months at a monthly retainer of $5,000.

16.	Representations and Agreements to Survive Delivery.

All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and, such representations, warranties, covenants, and agreements, including the indemnification and contribution agreements contained in Section 12, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 12(b), and shall survive termination of this Agreement or the issuance, sale, and delivery of the Securities. In addition, notwithstanding any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Sections 6, 7(a), 7(c), 11 and 12 through 15 shall survive termination of this Agreement and shall not be affected in any way by such election or termination or failure to carry out the terms of this Agreement or any part thereof.

17.	Notices.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Placement Agent, shall be mailed by certified mail, hand delivered, or sent by overnight courier service, to Meyers Associates L.P. 45 Broadway, New York, New York 10006, Attention: Bruce Meyers, with a copy to Becker & Poliakoff, LLP, 45 Broadway, 11”‘ Floor, New York, New York 10006, Attention: Michael A. Goldstein, Esq.; or if sent to the Company, SignPath Pharma, Inc., 1375 California Road, Quakertown, PA 18951, Attention: Robert LeBoyer, with a copy to Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, Attention: Robert H. Cohen, Esq. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

18.	Parties.

This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section 12 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Securities), and no other person shall have or be construed to have any legal or. equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

19.	Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Each of the Placement Agent and the Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the foregoing named courts in any such suit, action or procedure. Each of the Company and First Montauk further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the foregoing courts, and agrees that service of process upon the Company or First Montauk mailed by certified mail to the address set forth in Section 16 hereof shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney’s fees.

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20.	Counterparts.

This Agreement may be executed in counterparts, each of which shall constitute an original and 319 of which, when taken together, shall constitute one agreement.

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

SIGNPATH PHARMA, INC.

		By:	/s/ Lawrence Helson
		Name:	Lawrence Helson
		Title:	Chief Executive’ Officer
Accepted as of the date
first above written:

MEYERS ASSOCIATES L.P.

By:	/s/ Bruce Meyers
Name: Bruce Meyers
Title: President